UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)
705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 500-5101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2018, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into a Non-Exclusive Patent License Agreement (the “Agreement”) with the Massachusetts Institute of Technology (“MIT”). The Agreement, which is effective February 1, 2018 (the “Effective Date”), grants to the Company a royalty-bearing non-exclusive license under U.S. Patent Nos. 8344724 (“Non-Intrusive Monitoring of Power and Other Parameters” issued January 1, 2013), 14/263407 (“Non-Intrusive Monitoring” filed April 28, 2014), and Patent Cooperation Treaty Serial No. PCT/US2016/057165 (“Noncontact Power Sensing” filed October 14, 2016) during the term of the Agreement. The term of the Agreement is from the Effective Date until the expiration or abandonment of all issued patents and filed patent applications licensed pursuant to the Agreement, unless terminated earlier in accordance with the Agreement.

Under the Agreement, the Company is required to make a first commercial sale of a “LICENSED PRODUCT” and/or a first commercial performance of a “LICENSED PROCESS,” as defined in the Agreement, on or before September 30, 2018. The Company has negotiated revenue targets with MIT which will determine annual royalty payments. The 2018 minimum revenue target for the sale of products and services incorporating the MIT technology is $100,000. This minimum revenue amount will increase in subsequent years.

Within 30 days of invoicing, a non-refundable license issue fee of $10,000 is to be paid by the Company to MIT. Pursuant to the Agreement, the Company is required to pay to MIT additional patent maintenance fees in years beyond 2018.

Pursuant to the Agreement, the Company is required to pay to MIT a running royalty of 2% of “NET SALES,” as defined in the Agreement made in the calendar years 2018, 2019, and 2020. For “NET SALES” made in the calendar year 2021 and every calendar year thereafter through the term of the Agreement, the Company is required to pay to MIT a running royalty of 4%.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 18, 2018, the Board of Directors of the Company approved a non-public offering of up to $1,000,000 aggregate principal amount (the “Offering”) of its 12% Senior Secured Convertible Notes (the “Notes”). The Notes are convertible, in whole or in part, into shares of the Company’s Common Stock, at any time at a rate of $0.65 per share with fractions rounded up to the nearest whole share, unless paid in cash at the Company’s election. The Notes bear interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The Notes mature January 15, 2020.

The Notes are governed by a Securities Purchase Agreement (the “SPA”) and are secured by all of the assets of the Company pursuant to a Security and Pledge Agreement. In addition to the issuance of the Notes in the Offering, the Company’s Board of Directors approved, as part of the Offering, the issuance of warrants to purchase one share of the Company’s Common Stock for 50% of the number of shares of Common Stock issuable upon conversion of each Note (the “Warrants”). Each Warrant is immediately exercisable at $0.75 per share and expires on January 15, 2023.

Forms of the Note, SPA, Security and Pledge Agreement, and Warrant are attached hereto as Exhibits 99.1, 99.2, 99.3, and 99.4, respectively.

On January 22, 2018, the Company entered into a SPA and Security and Pledge Agreement with its first investor in the Offering and issued a Note to the investor in the principal amount of $500,000. Subscription funds were received by the Company from the investor on February 7, 2018. In addition to the Note, the Company issued to the investor 384,615 Warrants.

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Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 2.03 herein is incorporated into this Item 3.02.

The investor delivered appropriate investment representations with respect to the Notes and Warrants and consented to the imposition of restrictive legends upon the stock certificates representing the Notes, Warrants, and conversion shares. The investor did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The investor was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. These securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of these securities.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
99.1	Form of 12% Senior Secured Convertible Note
99.2	Form of Securities Purchase Agreement
99.3	Form of Security and Pledge Agreement
99.4	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: February 13, 2018	By:	/s/ Giro DiBiase
Giro DiBiase, Chief Executive Officer

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